                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                      January 27, 1999 (November 13, 1998)
                                        -----------------



                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)


           TENNESSEE                    000-22217                62-1493316
(State or other jurisdiction of        (Commission            (I.R.S. employer
incorporation or organization)         File Number)          identification no.)


       ONE BURTON HILLS BOULEVARD
                SUITE 350
              NASHVILLE, TN                                        37215
(Address of principal executive offices)                         (Zip code)


                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

       This Form 8-K/A-1 includes the following financial information required to be filed pursuant to Item 7 (Financial Statements and Exhibits) of the Current Report on Form 8-K dated November 13, 1998:

(a)    Financial Statements of Business Acquired:

       Independent Auditors' Report
       Balance Sheets of Endoscopy Center of Naples, Inc. as of December 31,
           1997 and September 30, 1998 (unaudited)
       Statements of Earnings and Retained Earnings of Endoscopy Center of
           Naples, Inc. for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 (unaudited)
       Statements of Cash Flows of Endoscopy Center of Naples, Inc. for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 (unaudited)
       Notes to Financial Statements of Endoscopy Center of Naples, Inc.

(b)    Pro Forma Financial Information:

       Pro Forma Combined Balance Sheet as of September 30, 1998
       Pro Forma Combined Statements of Operations for the year ended December
           31, 1997 and the nine months ended September 30, 1998
       Notes to Pro Forma Combined Financial Statements

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Endoscopy Center of Naples, Inc.
Naples, Florida

We have audited the accompanying balance sheet of Endoscopy Center of Naples, Inc. as of December 31, 1997, and the related statement of earnings and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Endoscopy Center of Naples, Inc. as of December 31, 1997 and the result of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP


Nashville, Tennessee
January 21, 1999

ENDOSCOPY CENTER OF NAPLES, INC.

BALANCE SHEETS
DECEMBER 31, 1997 AND SEPTEMBER 30, 1998
--------------------------------------------------------------------------------

                                                                    DECEMBER 31,       SEPTEMBER 30,
                                                                       1997                1998
                                                                     --------            --------
                                                                                       (UNAUDITED)
ASSETS

CURRENT ASSETS:
  Cash                                                               $104,096            $108,112
  Accounts receivable, net of allowance for uncollectible
    accounts of $2,922 and $2,794, respectively                       332,639             318,090
  Supplies inventory                                                    6,965               9,123
                                                                     --------            --------
           Total current assets                                       443,700             435,325
                                                                     --------            --------
TOTAL                                                                $443,700            $435,325
                                                                     ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                   $  4,712            $  5,102
  Accrued expenses                                                        116               4,336
  Accrued salaries and benefits                                            --               2,827
  Note payable (Note 2)                                                12,633                  --
                                                                     --------            --------
           Total current liabilities                                   17,461              12,265

COMMITMENTS AND CONTINGENCIES (Note 3)

STOCKHOLDERS' EQUITY:
  Common stock, no par value; 7,500 shares authorized,
    issued and outstanding                                                821                 821
  Retained earnings                                                   425,418             422,239
                                                                     --------            --------
                                                                      426,239             423,060
                                                                     --------            --------
TOTAL                                                                $443,700            $435,325
                                                                     ========            ========


See notes to financial statements.

ENDOSCOPY CENTER OF NAPLES, INC.

STATEMENTS OF EARNINGS AND RETAINED EARNINGS
YEAR ENDED DECEMBER 31, 1997 AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998
--------------------------------------------------------------------------------

                                                                                     NINE MONTHS
                                                    YEAR ENDED                     ENDED SEPTEMBER 30,
                                                   DECEMBER 31,            -----------------------------------
                                                      1997                    1997                    1998
                                                   -----------             -----------             -----------
                                                                                       (UNAUDITED)
REVENUES                                           $ 2,014,756             $ 1,413,926             $ 1,712,756

EXPENSES:
  Supplies and other operating expenses                247,148                 187,061                 221,797
  Salaries and benefits                                342,757                 242,907                 297,205
  Rent expense                                         136,029                 104,550                 117,247
  Bad debt expense                                      11,265                   8,392                  15,189
  Interest expense                                         380                     227                      --
                                                   -----------             -----------             -----------
           Total expenses                              737,579                 543,137                 651,438
                                                   -----------             -----------             -----------

NET EARNINGS                                         1,277,177                 870,789               1,061,318

RETAINED EARNINGS, BEGINNING OF PERIOD                 364,215                 364,215                 425,418

DISTRIBUTIONS TO STOCKHOLDERS                       (1,215,974)               (951,281)             (1,064,497)
                                                   -----------             -----------             -----------

RETAINED EARNINGS, END OF PERIOD                   $   425,418             $   283,723             $   422,239
                                                   ===========             ===========             ===========


See notes to financial statements.

ENDOSCOPY CENTER OF NAPLES, INC.

STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1997 AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998
--------------------------------------------------------------------------------

                                                                                                 NINE MONTHS
                                                                 YEAR ENDED                    ENDED SEPTEMBER 30,
                                                                DECEMBER 31,            ---------------------------------
                                                                   1997                    1997                   1998
                                                                -----------             ---------             -----------
                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                  $ 1,277,177             $ 870,789             $ 1,061,318
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Decrease (increase) in accounts receivable                    (55,252)               39,196                  14,549
      Increase in supplies inventory                                   (985)               (1,282)                 (2,158)
      Decrease in other assets                                          137                    --                      --
      (Decrease) increase in accounts payable                        (5,008)                 (786)                    390
      (Decrease) increase in accrued expenses and
        accrued salaries and benefits                                (6,662)                  716                   7,047
                                                                -----------             ---------             -----------
           Net cash provided by operating activities              1,209,407               908,633               1,081,146

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable                                         12,633                 6,000                      --
  Principal payments on note payable                                     --                    --                 (12,633)
  Stockholders' distributions                                    (1,215,974)             (951,281)             (1,064,497)
                                                                -----------             ---------             -----------
           Net cash used in financing activities                 (1,203,341)             (945,281)             (1,077,130)
                                                                -----------             ---------             -----------
NET INCREASE (DECREASE) IN CASH                                       6,066               (36,648)                  4,016

CASH AT BEGINNING OF PERIOD                                          98,030                98,030                 104,096
                                                                -----------             ---------             -----------
CASH AT END OF PERIOD                                           $   104,096             $  61,382             $   108,112
                                                                ===========             =========             ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash paid during the period for interest                      $       380             $     227             $        --
                                                                ===========             =========             ===========


See notes to financial statements.

ENDOSCOPY CENTER OF NAPLES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1997 AND NINE MONTHS ENDED
SEPTEMBER 30, 1997 AND 1998
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Endoscopy Center of Naples, Inc. (the "Center") owns and operates a gastroenterology surgery center in Naples, Florida. The Center is owned by a group of physicians who perform endoscopy procedures at the Center through their related physician practices. The accompanying financial statements have been prepared on the accrual basis of accounting from the separate records maintained by the Center. The Center and the affiliated physician practice operate out of the same facility. Certain expenses, primarily rent and utilities, have been allocated between the Center and the affiliated physician practice based on management's estimate of usage by these two entities. Accordingly, the accompanying financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations if the Center had been operated on a stand-alone basis.

      REVENUE RECOGNITION - Revenues consist of amounts billed for physicians' services in addition to the use of the Center's facilities (the "usage fee") billed directly to the patient or third-party payor. Revenues are reported at the estimated net realizable amounts from patients, third-party payors and others, including Medicare and Medicaid. Such revenues are recognized as the related services are performed. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, are recorded as deductions from patient service revenues. During 1997, approximately 55%, of the Center's revenues were provided to patients covered under Medicare. Amounts that are determined to be uncollectible are charged against the allowance for uncollectible accounts.

      INCOME TAXES - The Center has elected SubChapter S status of the Internal Revenue Code, and accordingly, income taxes are the responsibility of the individual stockholders of the Center. Therefore, no provision for income taxes has been reflected in the accompanying financial statements.

      MANAGEMENT ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

      UNAUDITED INTERIM INFORMATION - The unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments which management considers necessary for a fair presentation of the financial position and results of operations. The results of operations for the nine-month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for a full year.

2.    NOTE PAYABLE

      The note payable represents a revolving line of credit which bears interest at 9.5% and is payable on demand.

ENDOSCOPY CENTER OF NAPLES, INC.

YEAR ENDED DECEMBER 31, 1997 AND NINE MONTHS ENDED
SEPTEMBER 30, 1997 AND 1998
--------------------------------------------------------------------------------


3.    COMMITMENTS AND CONTINGENCIES

      The center operates under a facilities lease expiring April 2008. The following is a schedule of future minimum lease payments under the facilities lease, which is classified as an operating lease:

      YEAR ENDING DECEMBER 31,

              1998                                                   $   115,543
              1999                                                       116,255
              2000                                                       108,518
              2001                                                       100,439
              2002                                                        99,705
              Thereafter                                                 531,760
                                                                     -----------
                                                                     $ 1,072,220
                                                                     ===========

4.    SUBSEQUENT EVENT

      Effective November 13, 1998 AmSurg Naples, Inc. ("AmSurg"), a subsidiary of AmSurg Corp. (the "Company") acquired a sixty percent ownership interest in the assets comprising the business operations of the Center. Pursuant to the terms of the Asset Purchase Agreement, dated as of November 13, 1998, by and among, AmSurg, the Company and the Center, AmSurg paid $4,528,813 in cash as consideration for the sixty percent ownership interest in the Center. Following the asset purchase, AmSurg and the Center contributed their respective ownership in the assets of the Center into a newly formed limited partnership, The Naples Endoscopy ASC, L.P., and received proportionate ownership therein.

                                  AMSURG CORP.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                              BASIS OF PRESENTATION

         The unaudited pro forma balance sheet of AmSurg Corp. as of September 30, 1998, is presented to show the effects of the acquisition of the majority interest in certain assets comprising the business operations of Endoscopy Center of Naples, Inc. on November 13, 1998, as if it had occurred on September 30, 1998. The unaudited pro forma combined statements of operations are presented to show the effects of the acquisition as if it had occurred on January 1, 1997. The pro forma information is based on the historical financial statements of the Company and the acquired center, giving effect to the acquisition under the purchase method of accounting, and the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial information. The allocation of the purchase price is preliminary, but management does not believe it will change materially.

         The unaudited pro forma financial information does not purport to represent what the Company's financial position or results of operations would actually have been had the transaction in fact occurred on the dates indicated above, nor to project the Company's financial position or results of operations for any future date or period. In the opinion of the Company's management, all adjustments necessary for a fair presentation have been made. This unaudited pro forma financial information should be read in conjunction with the accompanying notes and the consolidated financial statements of AmSurg Corp. and the related notes included in the Company's 1997 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

                                  AMSURG CORP.

                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998
                      (ALL AMOUNTS EXPRESSED IN THOUSANDS)
                                   (UNAUDITED)

                                                                                   EFFECT OF            PRO
                                                                  ENDOSCOPY       ACQUISITION          FORMA
                                                                  CENTER OF       AND RELATED        COMBINED
                                                HISTORICAL       NAPLES, INC.      FINANCING          TOTALS
                                                ----------       ------------      ---------        ---------
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                        $  4,851          $   108          $  (237)(1)      $  4,722
Accounts receivable, net                           11,871              318               --            12,189
Other current assets                                2,600                9               --             2,609
                                                 --------          -------          -------          --------

Total current assets                               19,322              435             (237)           19,520

Long-term receivables and deposits                    315               --               --               315
Property and equipment, net                        21,474               --               --            21,474
Intangible assets, net                             45,865               --            4,332 (2)        50,197
                                                 --------          -------          -------          --------
TOTAL                                            $ 86,976          $   435          $ 4,095          $ 91,506
                                                 ========          =======          =======          ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt                $  1,210          $    --          $    --          $  1,210
Other current liabilities                           3,319               12              (12)(3)         3,319
                                                 --------          -------          -------          --------
Total current liabilities                           4,529               12              (12)            4,529

Long-term debt                                      6,990               --            4,400 (4)        11,390
Deferred income taxes                                 838               --               --               838
Minority interest                                  11,866               --              130 (5)        11,996

Shareholders' equity                               62,753              423             (423)(6)        62,753
                                                 --------          -------          -------          --------
TOTAL                                            $ 86,976          $   435          $ 4,095          $ 91,506
                                                 ========          =======          =======          ========

                                  AMSURG CORP.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
           (ALL AMOUNTS EXPRESSED IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                                        PRO
                                                                  ENDOSCOPY                            FORMA
                                                                  CENTER OF        PRO FORMA         COMBINED
                                                HISTORICAL       NAPLES, INC.     ADJUSTMENTS         TOTALS
                                                ----------       ------------     -----------        ---------
REVENUES                                         $ 57,414          $ 2,015          $    --          $ 59,429

OPERATING EXPENSES:
Salaries and benefits                              17,363              343               66 (7)        17,772
Other operating expenses                           20,352              395                8 (8)        20,755
Depreciation and amortization                       4,944               --              173 (9)         5,117
Net loss on sale of assets                          1,425               --               --             1,425
                                                 --------          -------          -------          --------
Total operating expenses                           44,084              738              247            45,069
                                                 --------          -------          -------          --------
Operating income                                   13,330            1,277             (247)           14,360

Minority interest                                   9,084               --              511 (10)        9,595
Other (income) and expense:
Interest expense, net of interest income            1,554               --              334 (11)        1,888
Distribution cost                                     842               --               --               842
                                                 --------          -------          -------          --------
Earnings before income taxes                        1,850            1,277           (1,092)            2,035
Income tax expense                                  1,774               --               74 (12)        1,848
                                                 --------          -------          -------          --------
Net earnings                                           76            1,277           (1,166)              187

Accretion of preferred stock discount                 286               --               --               286
                                                 --------          -------          -------          --------
Net earnings (loss) available to
common shareholders                              $   (210)         $ 1,277          $(1,166)         $    (99)
                                                 ========          =======          =======          ========

Loss per common share:
Basic                                            $  (0.02)                                           $  (0.01)
Diluted                                          $  (0.02)                                           $  (0.01)
Weighted average number of shares and
share equivalents outstanding:
Basic                                               9,453                                               9,453
Diluted                                             9,453                                               9,453

                                  AMSURG CORP.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
           (ALL AMOUNTS EXPRESSED IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                                        PRO
                                                                  ENDOSCOPY                            FORMA
                                                                  CENTER OF        PRO FORMA         COMBINED
                                                HISTORICAL       NAPLES, INC.     ADJUSTMENTS         TOTALS
                                                ----------       ------------     -----------        ---------
REVENUES                                         $ 58,074          $ 1,713          $    --          $ 59,787

OPERATING EXPENSES:
Salaries and benefits                              16,666              297               50 (7)        17,013
Other operating expenses                           20,994              355               --            21,349
Depreciation and amortization                       4,912               --              130 (9)         5,042
Net loss on sale of assets                          5,464               --               --             5,464
                                                 --------          -------          -------          --------
Total operating expenses                           48,036              652              180            48,868
                                                 --------          -------          -------          --------
Operating income                                   10,038            1,061             (180)           10,919

Minority interest                                   9,472               --              424 (10)        9,896
Interest expense, net of interest income            1,296               --              255 (11)        1,551
                                                 --------          -------          -------          --------
Earnings (loss) before income taxes                  (730)           1,061             (859)             (528)
Income tax expense                                     32               --               81 (12)          113
                                                 --------          -------          -------          --------
Net earnings (loss)                              $   (762)         $ 1,061          $  (940)         $   (641)
                                                 ========          =======          =======          ========
Loss per common share:
Basic                                            $  (0.07)                                           $  (0.06)
Diluted                                          $  (0.07)                                           $  (0.06)
Weighted average number of shares and
share equivalents outstanding:
Basic                                              11,550                                              11,550
Diluted                                            11,550                                              11,550

                                  AMSURG CORP.

          NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)

         On November 13, 1998, the Company acquired a majority interest in certain assets comprising the business operations of Endoscopy Center of Naples, Inc. The accompanying pro forma consolidated balance sheet includes the purchased assets and effects of financing, as if the surgery center had been acquired on September 30, 1998. The accompanying pro forma consolidated statements of operations reflect the pro forma results of operations of the Company, as if the surgery center had been acquired on January 1, 1997.


PRO FORMA ADJUSTMENTS

         The adjustments reflected in the pro forma consolidated balance sheet and statement of operations are as follows:

                  1. To reflect cash used to fund the acquisition, net of cash not acquired.

                  2. To reflect additional excess of cost over net assets acquired resulting from the acquisition as follows:

                              Total purchase price               $ 4,529
                              Less: tangible assets acquired        (327)
                              Minority interest recognized           130
                                                                 -------
                                                                 $ 4,332
                                                                 =======

                  3. To reflect obligations of acquired entity not assumed.

                  4. To reflect additional long-term debt used to finance the acquisition.

                  5. To reflect minority owners' interest in assets acquired.

                  6.       To eliminate equity of acquired entity.

                  7. To reflect additional corporate general and administrative salary costs as a result of an increase in the number of centers managed.

                  8. To reflect additional miscellaneous general and administrative costs as a result of an increase in the number of centers managed.

                  9. To reflect amortization of additional excess of cost over net assets of purchased operations' assets based on a 25 year amortization period.

                  10. To reflect minority owners' interest in earnings of acquired operations.

                  11. To reflect interest expense on acquisition-related borrowings, net of a reduction in interest income on cash and cash equivalents used in the acquisition.

                  12. To record estimated additional federal and state income taxes at a combined statutory rate of 40%, as a result of the incremental increase in earnings before income taxes.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                                     AMSURG CORP.


Date:    January 26, 1999            By:  /s/  Claire M. Gulmi
                                          --------------------------------------
                                          CLAIRE M. GULMI

                                          Senior Vice President and Chief
                                          Financial Officer (Principal Financial
                                          and Duly Authorized Officer)